Exhibit 10(b)

                          ALBERTO-CULVER COMPANY

                   EMPLOYEE STOCK OPTION PLAN OF 1988
                 (as amended through October 27, 1994)


1.    Purpose of ACSOP

      The Alberto-Culver Company Employee Stock Option Plan of 1988 (hereinafter called the "ACSOP") is intended to encourage ownership of the Class A common stock of Alberto-Culver Company (hereinafter called the "Company") by eligible key employees of the Company and its subsidiaries and to provide incentives for them to make maximum efforts for the success of the business. Options granted under the ACSOP will be non-qualified options (not incentive options as defined in Section 422 of the Internal Revenue Code of 1986, as amended).

2.    Eligibility

      Key employees of the Company and its subsidiaries who perform services which contribute materially to the management, operation and development of the business ("Optionees") will be eligible to receive options under the ACSOP. At their request, Mr. Leonard H.
Lavin and Mrs. Bernice E. Lavin are ineligible to receive options under the ACSOP.

3.    Administration

      The Board of Directors of the Company (hereinafter called the "Board") shall have full power and authority, subject to the express provisions of the ACSOP, to determine the purchase price of the stock covered by each option, the Optionees to whom and the time or times at which options shall be granted, the terms and conditions of the options, including the terms of payment therefor, and the number of shares of stock to be covered by each option. The Board shall have full power to construe, administer and interpret the ACSOP, and full power to adopt such rules and regulations as the Board may deem desirable to administer the ACSOP, and no member of the Board shall be liable for any action or determination made in good faith with respect to the ACSOP or any option thereunder.

The Board may, in its discretion, delegate to a committee of members of the Board its authority with respect to such matters under the ACSOP and options granted under the ACSOP as the Board may specify.

4.    Number of Shares of Stock to be Offered

      The Board may authorize from time to time the issuance pursuant to the ACSOP of shares not to exceed 3,200,000 of the Company's Class A common stock in the aggregate, subject to adjustment under paragraph 10 hereof. Such shares of Class A common stock which may be issued pursuant to options granted under the ACSOP may be authorized and unissued shares or issued and reacquired shares as the Board from time to time may determine. If any option granted under the ACSOP shall terminate or be surrendered or expire unexercised in whole or in part, the shares of stock so released from such option may be made the subject of additional options granted under the ACSOP.

5.    Option Price

      The purchase price under each option granted pursuant to the ACSOP shall be determined by the Board but shall not be less than the fair market value of the Company's Class A common stock at the time the option is granted.

6.    Grant of Options

      No option may be granted under the ACSOP after January 20, 2003.
In addition, the Board may not grant to any individual Optionee in any fiscal year an option or options with respect to more than150,000 shares of Class A common stock.

7.    Term and Exercise of Options

      (a) Each option granted shall provide that it is not exercisable after the expiration of ten (10) years from the date the option is granted, and each option shall be subject to the following limitations upon its exercise:

      (i) No option may be exercised until the expiration of one (1) year following the grant of the option.

      (ii) On the anniversary date of the grant of the option in each of the four calendar years immediately following the year of the grant of the option, the right to purchase twenty-five percent (25%) of the total number of shares of stock specified in the option shall accrue to the Optionee.
            Each such right to purchase such twenty-five percent (25%) may be exercised, in whole or in part, at any time after such right accrues and prior to the expiration of ten (10) years from the date of the grant of the option.

      (b)   Notwithstanding the foregoing, the Board may in its discretion
(i) specifically provide at the date of grant for another time or times of exercise; (ii) accelerate the exercisability of any option subject to such terms and conditions as the Board deems necessary and appropriate to effectuate the purpose of the ACSOP including, without limitation, a requirement that the Optionee grant to the Company an option to repurchase all or a portion of the number of shares acquired upon exercise of the accelerated option for their fair market value on the date of grant; (iii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option (including such options held by officers or directors) for such additional period as the Board, in its discretion, shall determine; or (iv) grant new options to Optionees with Optionee's consent, upon cancellation, surrender or expiration of outstanding options in whole or in part, which outstanding options may have a different exercise price from the new options granted.
In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years.

      (c) An option may be exercised by giving written notice to the Secretary of the Company specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check or by delivery of shares of Class A common stock, or by a combination of these methods of payment. For this purpose, the per share value of the Class A common stock shall be the fair market value on the date of exercise, as determined by the Board.

      (d) At any time when an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax or other laws in connection with the exercise of an option, the Optionee may satisfy this obligation in whole or in part by making an election ("Election") to have the Company withhold shares of Class A common stock of the Company, or, if the Board so determines, by delivering shares of Class A common stock of the Company ("Delivery") having a value equal to the amount required to be withheld. The value of the shares to be withheld or delivered shall be based on the fair market value of the Class A common stock of the Company on the date of exercise (the "Tax Date"). Each Election or Delivery must be made on or prior to the Tax Date and shall be irrevocable.
The Board may disapprove any Election or Delivery or may suspend or terminate the right to make Elections or Deliveries. If an Optionee is a person described in Section 16(a) of the Securities Exchange Act of 1934
(the "Exchange Act"), then an Election is subject to the following additional restrictions: (i) no Election shall be effective for a Tax Date which occurs within six months of the grant of the option; and (ii) the Election must be made either (A) six months prior to the Tax Date, (B) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of revenue and income and ending on the twelfth business day following such date or (C) more than six months and one day from the later of the date of the grant of the option hereunder to such person or the date of the most recent transaction by such person which is treated as a purchase of the common stock of the Company pursuant to the Exchange Act and the rules and regulations thereunder, and which is not exempt from Section 16(b) of the Exchange Act.

8.    Continuity of Employment

      (a) Each option shall be subject to the following in addition to the restrictions set forth in paragraphs 6 and 7 hereof:

      (i) If an Optionee dies without having fully exercised his or her option, the executors or administrators of his or her estate or legatees or distributees shall have the right during a one (1) year period following his or her death (but not after the expiration of the term of such option) to exercise such option in whole or in part but only to the extent that the Optionee could have exercised it at the date of his or her death.

(ii) If an Optionee's termination of employment is due to retirement or physical disability, the Optionee's option shall terminate three (3) months after his or her termination of employment (but not after the expiration of the term of such option) and may be exercised only to the extent that such Optionee could have exercised it at the date of his or her termination of employment.

(iii) If an Optionee's termination of employment is for any reason other than death, retirement or physical disability, the Optionee's option shall terminate upon said termination of employment and the Company shall have the right within a period of one year after said termination of employment to reacquire at the option price any stock acquired by the Optionee by exercise of an option within ninety (90) days prior to said termination of employment.

(b) Nothing contained in the ACSOP or any option granted pursuant to the ACSOP shall confer upon any Optionee any right to be continued in the employment of the Company or any subsidiary or shall prevent the Company or any subsidiary from terminating an Optionee's employment at any time, with or without cause. The determination by the Board of whether an authorized leave of absence constitutes a termination of employment shall be final, conclusive and binding.

9.    Non-Transferability of Options

An option granted under the ACSOP shall not be assignable or transferable by such Optionee otherwise than by will or the laws of descent and distribution, and an option shall be exercisable during the lifetime of the Optionee only by him or her. An option transferred by will or the laws of descent and distribution may only be exercised by the legatee or distributee during the one year period following the Optionee's death and may only be exercised to the extent it was exercisable by the Optionee prior to his or her death.

10.   Adjustment upon Change in Stock

Each option and the number and kind of shares subject to future options under the ACSOP will be adjusted, as may be determined to be equitable by the Board, in the event there is any change in the outstanding Class A common stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, and the Board's determination of such adjustment provisions shall be final, conclusive and binding.

11.   Amendment and Discontinuance

The Board, without further approval of the stockholders, may, at any time and from time to time, suspend or discontinue the ACSOP in whole or in part or amend the ACSOP in such respects as the Board may deem proper and in the best interests of the Company or as may be advisable, provided, however, that no suspension or amendment shall be made which would:

      (i) Adversely affect or impair any option previously granted under the ACSOP without the consent of the Optionee, or

      (ii) Except as specified in paragraph 10, increase the total number of shares for which options may be granted under the ACSOP or decrease the minimum price at which options may be granted under the ACSOP.

12.   Effective Date

      The ACSOP, as amended, has been adopted and authorized by the Board for submission to the stockholders of the Company. If the ACSOP is approved by the affirmative vote of a majority of the votes attributable to the outstanding shares of the Company's common stock, it shall be deemed to have become effective on October 27, 1994, the date of adoption by the Board, subject to stockholder approval.